EXHIBIT 10.1

THIRD MODIFICATION TO BUSINESS LOAN AGREEMENT

This Third Modification to Business Loan Agreement  (this “Modification”) is entered into by and between OVERLAND STORAGE, INC. (“Borrower”) and COMERICA BANK (“Bank”) as of this 25TH Day of October, 2004, at San Jose, California.

RECITALS

This Modification is entered into upon the basis of the following facts and understandings of the parties, which facts and understandings are acknowledged by the parties to be true and accurate:

Bank and Borrower previously entered into a Business Loan Agreement dated November 28, 2001, which was subsequently modified pursuant to those certain modification agreements dated August 13, 2002 and September 10, 2003.  The Business Loan Agreement as so modified, and as such may be otherwise modified, amended, restated, supplemented, revised or replaced from time to time prior to the date hereof shall collectively be referred to herein as the “Agreement.”

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

AGREEMENT

1.                                       Incorporation by Reference. The Recitals and the documents referred to therein are incorporated herein by this reference.  Except as otherwise noted, the terms not defined herein shall have the meaning set forth in the Agreement.

2.                                       Modification to the Agreement. Subject to the satisfaction of the conditions precedent as set forth in Section 3 hereof, the Agreement is hereby modified as set forth below.

A.                                   Section 2(a) of Addendum A to the Agreement is hereby deleted in its entirety and replaced with the following:

“(a)                            A ratio of Quick Assets to Current Liabilities of not less than 1.50:1.00”

B.                                     Section 2(b) of Addendum A to the Agreement is hereby deleted in its entirety and replaced with the following:

“(b)                           A ratio of Total Liabilities to Tangible Net Worth of less than 1.00:1.00”

C.                                     “Section 2(c) of Addendum A to the Agreement hereby is deleted in its entirety and replaced with the following:”

“(c) Intentionally Omitted”

D.                                    Section 2(d) of Addendum A to the Agreement is hereby deleted in its entirety and replaced with the following:

“(d)                           Minimum annual Net Income, before taxes, of at least $1.00, provided, however, that Borrower may not incur a negative Net Income, before taxes, in any two consecutive fiscal quarters.  For purposes of this Agreement, Net Income shall be defined as the net income (or loss) of a Person for any applicable period of determination, determined in accordance with GAAP, but excluding, in any event (i) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments or fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account of any excluded losses; and (ii) in the case of Borrower, net earnings of any Person in which Borrower has an ownership interest, unless such net earnings shall have actually been received by Borrower in the form of cash distributions.

3.                                       Legal Effect.

a.                                       Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.  Except as expressly set forth herein, the execution, delivery, and performance of this Modification shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all promissory notes, guaranties, security agreements, mortgages, deeds of trust, environmental agreements, and all other instruments, documents and agreements entered into in connection with the Agreement.

b.                                      Borrower represents and warrants that each of the representations and warranties contained in the Agreement are true and correct as of the date of this Modification, and that no Event of Default has occurred and is continuing.

c.                                       The effectiveness of this Modification and each of the documents, instruments and agreements entered into in connection with this Modification is conditioned upon receipt by Bank of this Modification and any other documents which Bank may require to carry out the terms hereof.

d.                                      In consideration for Bank’s willingness to enter into this Modification, Borrower shall pay to Bank a non-refundable fee in the sum of Seven Hundred Fifty and no/100 Dollars ($750.00), which shall be deemed earned by Bank as of the date of this Modification and shall be payable by Borrower concurrently with Borrower’s execution of this Modification.

4.                                       Miscellaneous Provisions.

a.                                       This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof.  All amendments hereto must be in writing and signed by the parties.

b.                                      This Modification may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have agreed as of the date first set forth above.

OVERLAND STORAGE, INC.		COMERICA BANK

By:	/s/ V.A. LoForti	By:	/s/ RC Boyce
Richmond C. Boyce
Title:	VP & CFO		Vice President-Western Division

By:

Title:

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